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                          WESTSTAR ENVIRONMENTAL, INC.

                            PROMISSORY NOTE - DEMAND

$120,000                                 1 1/2% Interest Per Month
                                                   October 7, 1997

      On demand, or no later than ninety (90) days, the undersigned, Weststar Environmental, Inc., a Florida corporation promises to pay to G&W Framing Contractors, Inc. or order at Jacksonville, Florida, the sum of One Hundred Twenty Thousand Dollars ($120,000), together with interest at a rate of 1 1/2% per month.

      All payments shall be payable in lawful currency of United States of America. The undersigned agrees to pay all costs of collection, including reasonable attorney's fees.

      This note may be prepaid at any time or from time in whole or in part without penalty, premium, or permission. Any payment under Section shall be applies to the principal of the Note.

      If, for any reason, the principal amount of One Hundre Twenty Thousand ($120,000.00) and along with the accrued interest, is not paid within said (90) day period, then the total amount due will accrue interest until paid at the rate of one and one half percent (1.5%) per month.


Weststar Environmental, Inc.

BY:   /s/ John A. Stubbs
      ------------------------
      John A. Stubbs, C.E.O.


         9550 REGENCY SQUARE BLVD., SUITE 1109 o JACKSONVILLE, FL 32225
                     PH (904) 721-7557 o FAX (904) 721-8488